                                                            EXHIBIT 99.(a)(1)(B)


                             OFFER TO SELL FOR CASH

                               UNITS REPRESENTING
                          LIMITED PARTNERSHIP INTERESTS
                                       OF

                 AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P.

                                       FOR
                                $300 NET PER UNIT

                        PURSUANT TO THE OFFER TO PURCHASE
                              DATED OCTOBER 4, 2001
                                       BY

                                 C3 CAPITAL, LLC

================================================================================
             THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL
            EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME ON FRIDAY,
                 NOVEMBER 2, 2001 UNLESS THE OFFER IS EXTENDED.
================================================================================

                      The Exchange Agent for the Offer is:

                               P.H. HOLDINGS INC.

By Mail and Hand/Overnight Delivery:                       By Facsimile:

     110 Newport Center Drive                             (949) 719-1165
            Suite 200
  Newport Beach, California 92660

     DELIVERY OF THIS OFFER TO SELL LETTER TO A DIFFERENT ADDRESS THAN ABOVE
                     WILL NOT CONSTITUTE A VALID DELIVERY.

        THE INSTRUCTIONS INCLUDED IN THIS OFFER TO SELL LETTER SHOULD BE
         READ CAREFULLY BEFORE THIS OFFER TO SELL LETTER IS COMPLETED.

This Offer to Sell Letter is to be completed by unitholders ("Unitholders") who desire to tender Units (as defined below) pursuant to the Offer (as defined below) pursuant to the procedures set forth in the Offer to Purchase (as defined below) under Section 3 under the heading "Terms of the Offer; Expiration Date; Proration."

                                 C3 CAPITAL, LLC
                              359 SAN MIGUEL DRIVE
                                    SUITE 300
                             NEWPORT BEACH, CA 92660
                        CALL TOLL FREE AT (866) 719-4093

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

     The undersigned hereby tenders and sells, and directs any custodian or trustee to tender and sell, to C3 Capital, LLC, a California limited liability company ("C3 Capital") the units representing limited partnership interests (the "Units") of American Retirement Villas Properties III, L.P., a California limited partnership (the "Partnership") described below. Such tender is pursuant to C3 Capital's offer to purchase up to 10,000 Units at a price of $300 per Unit, net to the seller in cash, without interest, less the amount of the Distributions (as defined below) per Unit, if any, made by the Partnership from the date of the Offer (as defined below) to the date on which C3 Capital purchases the Units pursuant to the Offer, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 4, 2001, as it may be supplemented or amended from time to time (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Offer to Sell Letter, as it may be supplemented or amended from time to time (the "Offer to Sell Letter," which together with the Offer to Purchase constitute the "Offer"). The undersigned understands that C3 Capital reserves the right to transfer or assign, in whole or in part, from time to time, the right to purchase Units tendered pursuant to the Offer.

     Subject to, and effective upon, acceptance for payment for the Units tendered herewith in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby:

     o sells, assigns and transfers to, and directs any custodian or trustee to sell, assign and transfer to, or upon the order of, C3 Capital all right, title and interest in and to all Units that are being tendered hereby and any and all distributions, other Units, rights or other securities issued or issuable in respect thereof (collectively, "Distributions") on or after the date C3 Capital purchases the Units pursuant to the Offer; and

     o irrevocably constitutes and appoints, and directs any custodian or trustee to constitute and appoint, P.H. Holdings Inc. (the "Exchange Agent") the true and lawful agent and attorney-in-fact of the undersigned with respect to the Units (and with respect to any Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) present the Units (and any Distributions) for transfer on the books of the Partnership, (ii) deliver Units (and any Distributions), together with all accompanying evidences of transfer and authenticity, to or upon the order of C3 Capital, upon receipt by the Exchange Agent, as the undersigned's agent, of the purchase price, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Units (and any Distributions), all in accordance with the terms and subject to the conditions of the Offer; provided, however, that if proration of tendered Units is required as described in "Terms of the Offer; Expiration Date; Proration" of the Offer to Purchase, this Offer to Sell Letter shall be effective to transfer to C3 Capital only the number of the undersigned's Units as is accepted for payment and thereby purchased by C3 Capital.

     The undersigned hereby irrevocably appoints C3 Capital and its members, and each of them or any other designee of C3 Capital, the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to the full extent of the undersigned's rights with respect to all Units tendered hereby and accepted for payment by C3 Capital (and with respect to any Distributions). All such proxies will be considered coupled with an interest in the Units tendered herewith, are irrevocable and are granted in consideration of, and are effective upon, the acceptance for payment of such Units by C3 Capital in accordance with the terms of the Offer.

     Upon the acceptance for payment, all prior powers of attorney and proxies by the undersigned with respect to the Units and Distributions will be revoked, without further action, and no subsequent powers of attorney and proxies may be given. The designees of C3 Capital will, with respect to the Units for which the appointment is effective, be empowered to exercise all voting and other rights of the undersigned as they in their sole discretion may deem proper at any meeting of the Partnership or any adjournment or postponement thereof.

     The undersigned hereby represents and warrants that the undersigned, or his custodian or trustee, has full power and authority to tender, sell, assign and transfer the Units tendered hereby and that when the same are accepted for payment by C3 Capital, C3 Capital will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, claims and encumbrances. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or C3 Capital to be necessary or desirable to complete or confirm the sale, assignment and transfer of the Units (and any Distributions). In addition, the undersigned will promptly remit and transfer, and will direct any custodian or trustee to promptly remit and transfer, to the Exchange Agent for the account of C3 Capital any and all Distributions in respect to the Units tendered hereby, accompanied by appropriate documentation of transfer; and, pending the remittance or appropriate assurance thereof, C3 Capital will be entitled to all rights and privileges as owner of any such Distributions, and may withhold the entire purchase price or deduct from the purchase price of Units tendered hereby the amount or value thereof, as determined by C3 Capital in its sole discretion.

     All authority conferred or agreed to be conferred pursuant to this Offer to Sell Letter will be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and will not be affected by, and will survive, the death or incapacity of the undersigned.

     The undersigned understands that C3 Capital's acceptance for payment of Units tendered will constitute a binding agreement between the undersigned and C3 Capital upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, C3 Capital may not be required to accept for payment any or all of the Units tendered hereby. In such event, the undersigned understands that any Offer to Sell Letter for Units not accepted for payment may be destroyed by the Exchange Agent (in accordance with its customary practice). Except as stated in the Offer to Purchase, this tender is irrevocable; provided, however, Units tendered pursuant to the Offer may be withdrawn, in the manner set forth in the Offer to Purchase, at any time prior to the Expiration Date.


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

                         SIGN HERE TO TENDER YOUR UNITS
                   PLEASE BE SURE TO COMPLETE ALL ITEMS BELOW

     By executing this document in the space provided below, the undersigned Unitholder (or authorized person signing on behalf of the registered Unitholder) hereby:

     (i) evidences the Unitholder's agreement to and acceptance of all of the terms, provisions and matters set forth in this Offer to Sell Letter and in the Offer;

     (ii) tenders the number of Units specified below pursuant to the terms of the Offer;

     (iii) certifies that the number shown below on this form as the Unitholder's Taxpayer Identification Number is correct and Unitholder is not subject to backup withholding either because Unitholder has not been notified by the Internal Revenue Service (the "IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified Unitholder that Unitholder is no longer subject to backup withholding; and

     (iv) certifies, that the Unitholder, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The Unitholder understands that this certification may be disclosed to the IRS by C3 Capital and that any false statements contained herein could be punished by fine, imprisonment, or both.

The undersigned hereby acknowledges and certifies, under penalty of perjury, to all of the foregoing and that the information and representations set forth below and provided in this Offer to Sell Letter, as completed by the undersigned, are true and correct as of the date hereof.

X                                              Address:
  ----------------------------                         -------------------------

X
  ----------------------------                         -------------------------
   Signature(s) of Unitholders
                                               Phone Number:
                                                             -------------------
(Must be signed by registered Unitholder(s)
exactly as name(s) appear(s) on the
Partnership's records. If signature is by an   Total Number of
officer of a corporation, attorney-in-fact,    Units Owned:
agent, executor, administrator, trustee,                      ------------------
guardian or other person(s) acting in
fiduciary or representative capacity, please   Total Number of
complete the line captioned "Capacity (Full    Units Tendered:
Title)" and see Instruction 4.)                                -----------------

Date:
      --------------------------------------     (See Instruction 3.)


In addition to signing your name(s) above,                                  GUARANTEE OF SIGNATURE(S)
PLEASE PRINT YOUR NAME(S) in the following                         (ALL SIGNATURES MUST BE MEDALLION SIGNATURE
space                                                                 GUARANTEED--SEE INSTRUCTIONS 1 AND 4)
     ---------------------------------------
                                                                   Authorized
Capacity (Full Title):                                             Signature:
                      ----------------------                                  ---------------------------------
                                                                   Name:
                                                                         --------------------------------------
Social Security or Taxpayer ID #:                                  Date:
                                 -----------                             --------------------------------------
                                                                   Name of Firm:
Name of IRA Custodian or Trustee,                                                ------------------------------
if applicable:                                                     Address:
                                                                            -----------------------------------
--------------------------------------------                       Area Code and Tel. No.:
                                                                                          ---------------------









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

                                  INSTRUCTIONS
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. GUARANTEE OF SIGNATURES. Unless your Units are held in an IRA or other similar custodial account, all signatures on this Offer to Sell Letter must be medallion guaranteed by a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (each an "Eligible Institution"). The most convenient place to get a medallion guaranty will be at your bank. Generally, banks require that you have an open account and a valid ID to give a medallion guaranty. See Instruction 4.

     If the Units are registered in the name of a person other than the signer of this Offer to Sell Letter, or if payment is to be made to a person other than the registered owner, then this Offer to Sell Letter must be accompanied by duly executed unit powers, signed exactly as the name or names of the registered owner or owners appear on the transfer books of the Partnership. The signature on the unit powers must be guaranteed by an Eligible Institution as provided above. See Instruction 4.

     2. REQUIREMENTS OF TENDER. This Offer to Sell Letter, properly completed and duly executed, with all required medallion signature guarantees and any other required documents must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date.

     THE METHOD OF DELIVERY OF THIS OFFER TO SELL LETTER AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING UNITHOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT.

     No alternative, conditional or contingent tenders will be accepted and no fractional Units will be purchased except for fractional Units owned by a Unitholder who is tendering all of its Units. All tendering Unitholders, by execution of an Offer to Sell Letter waive any right to receive any notice of the acceptance of their Units for payment.

     3. PARTIAL TENDERS. If fewer than all the Units held by the Unitholder are to be tendered hereby, fill in the number of Units which are to be tendered in the box entitled "Total Number of Units Tendered" as appropriate; provided, however, that if the Unitholder desires to transfer less than all of its Units and (a) the Unitholder is an Individual Retirement Account, Keogh or other qualified employee benefit plan (each a "Qualified Plan"), it must retain at least 2 Units and (b) the Unitholder is not a Qualified Plan, it must retain at least 5 Units.

     4. SIGNATURES ON OFFER TO SELL LETTER AND ENDORSEMENTS. If this Offer to Sell Letter is signed by the registered owner(s) of the Units tendered thereby, the signature(s) must correspond with the name(s) as written on the transfer books of the Partnership without any change whatsoever.

     If any of the Units tendered hereby are owned of record by two or more joint owners (including Units held as community property), all owners must sign this Offer to Sell Letter.

     If any tendered Units are registered in different names, it will be necessary to complete, sign and submit as many separate Offer to Sell Letters as there are different registrations.

     If this Offer to Sell Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must provide proper evidence satisfactory to C3 Capital of their authority to act.

     5. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If a check is to be issued in the name of a person other than the signer of this Offer to Sell Letter or if a check is to be sent to someone other than the signer of this Offer to Sell Letter or to address other than that shown above, the information pertaining to the special payment and special delivery must be specified on a separate signed and medallion signature guaranteed schedule and attached hereto.

     6. TAXPAYER IDENTIFICATION NUMBER (SUBSTITUTE FORM W-9). Each tendering Unitholder is required to provide the Exchange Agent with the Unitholder's correct taxpayer identification number ("TIN"), generally, the Unitholder's social security or federal employer identification number, above, and to certify whether such person is subject to backup withholding of federal income tax.


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

     When determining the TIN to be furnished, please refer to the following as a guide:

     Individual Accounts - registered owner's social security number

     Joint Accounts - social security number of registered owner whose name appears first

     Trust Accounts - TIN assigned to the Trust

     IRA Custodial Accounts - TIN of the Custodian (not necessary to provide)

     Custodial Accounts for the Benefit of Minors - social security number of the minor

     Corporations, Partnership or Other Business Entity - TIN assigned to the entity

     Failure to provide the information on the Unitholder's TIN may subject the tendering Unitholder to 31% federal income tax backup withholding on the payments made to the Unitholder or other payee.

     If the tendering Unitholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, the Unitholder should contact C3 Capital, toll free, at (866) 719-4093, and C3 Capital will provide the Unitholder with the appropriate forms.

     7. FIRPTA. If a tendering Unitholder, if an individual, is a nonresident alien for purposes of U.S. income taxation, and if not an individual, is a foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder, the Unitholder is subject to FIRPTA withholding in an amount equal to 10% of the purchase price for the Units purchased pursuant to the Offer, plus the amount of any liabilities of the Partnership allocable to such Units. Such a Unitholder should not use this Offer to Sell Letter. Instead, such a Unitholder should contact C3 Capital, toll free, at (866) 719-4093, and C3 Capital will provide the Unitholder with the appropriate forms.

     8. DEFECTS. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of an Offer to Sell Letter will be determined by C3 Capital and the determinations will be final and binding. C3 Capital's interpretation of the terms and conditions of the Offer (including these instructions for the Offer to Sell Letter) will be final and binding. C3 Capital will have the right to waive any defects or conditions as to the manner of tendering. Any defects in connection with tenders, unless waived, must be cured within such time as C3 Capital will determine. This Offer to Sell Letter will not be valid until all defects have been cured or waived. Neither C3 Capital, the Exchange Agent nor any other person is under any duty to give notification of defects in an Offer to Sell Letter and will incur no liability for failure to give notification.

     IMPORTANT: THIS OFFER TO SELL LETTER, PROPERLY COMPLETED AND DULY EXECUTED, TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT, ON OR PRIOR TO THE EXPIRATION DATE.

                            IMPORTANT TAX INFORMATION

     Under federal income tax law, a Unitholder whose tendered Units are accepted for payment is required to provide the Exchange Agent (as payer) with the Unitholder's correct TIN. If the Unitholder is an individual, his/her TIN is his/her social security number. If the tendering Unitholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, a Certificate of Awaiting Taxpayer Identification Number should be completed. This Certificate can be obtained from C3 Capital by calling, toll free, (866) 719-4093. If the correct TIN is not provided to the Exchange Agent, a $50 penalty may be imposed on the Unitholder by the Internal Revenue Service. In addition, payments that are made to the Unitholder may be subject to backup withholding.

     Certain Unitholders (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding. Exempt Unitholders should indicate their exempt status in place of their TIN. In order for a foreign individual to qualify as an exempt recipient, the individual must submit a statement, signed under penalties of perjury, attesting to the individual's exempt status. Forms of such statements can be obtained from C3 Capital by calling, toll free, (866) 719-4093.

     If backup withholding applies, the Exchange Agent is required to withhold 31% of any payments made to the Unitholder or other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld.


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

     QUESTIONS AND REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES OF THE OFFER TO PURCHASE, THE OFFER TO SELL LETTER AND THE OTHER TENDER OFFER MATERIALS MAY BE DIRECTED TO:

                                 C3 CAPITAL, LLC
                              359 SAN MIGUEL DRIVE
                                    SUITE 300
                         NEWPORT BEACH, CALIFORNIA 92660
                        CALL TOLL FREE AT (866) 719-4093


                      The Exchange Agent for the Offer is:

                               P.H. HOLDINGS INC.

By Mail and Hand/Overnight Delivery:                           By Facsimile:

      110 Newport Center Drive                                (949) 719-1165
             Suite 200
  Newport Beach, California 92660


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